UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 12, 2018

PARKER DRILLING COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	001-7573	73-0618660
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 100, Houston, Texas 77046

(Address of principal executive offices) (Zip code)

(281) 406-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.03	Bankruptcy or Receivership.

On December 12, 2018 (the “Petition Date”), Parker Drilling Company (“Parker”) and certain of its U.S. subsidiaries (together with Parker, the “Company”), commenced voluntary Chapter 11 proceedings and filed a prearranged plan of reorganization (the “Plan”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”). The Company has filed a motion with the Bankruptcy Court seeking joint administration of the Chapter 11 cases under the caption In re Parker Drilling Company, et al. (the “Chapter 11 Cases”). The Company will continue to operate its businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Plan and requested first day relief anticipate that vendors and other unsecured creditors who continue to work with the Company on existing terms will be paid in full and in the ordinary course of business. All existing customer and vendor contracts are expected to remain in place and be serviced in the ordinary course of business.

Item 1.01.	Entry into a Material Definitive Agreement.

Restructuring Support Agreement

Also on December 12, 2018, the Company entered into a restructuring support agreement (the “RSA”) with (i) significant holders (the “2020 Note Holders”) of the 7.500% Senior Notes due 2020 issued pursuant to the indenture dated July 30, 2013 (the “2020 Notes”), by and among Parker, the subsidiary guarantors party thereto and Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), (ii) significant holders (the “2022 Note Holders”) of the 6.750% Senior Notes due 2022 issued pursuant to the indenture dated January 22, 2014 (the “2022 Notes”), by and among Parker, the subsidiary guarantors party thereto and the Trustee, (iii) significant holders (the “Common Holders”) of Parker’s existing common shares and (iv) significant holders (the “Preferred Holders” and, together with the 2020 Note Holders, the 2022 Note Holders and the Common Holders, the “Consenting Stakeholders”) of Parker’s 7.25% Series A Mandatory Convertible Preferred Stock, to support a restructuring (the “Restructuring”) on the terms set forth in the term sheet annexed to the RSA (the “Restructuring Term Sheet”). The RSA contemplates that the Company will file the Chapter 11 Cases to implement the Restructuring pursuant to the Plan and the various related transactions set forth in or contemplated by the Restructuring Term Sheet, the DIP Term Sheet (as defined below), the First Lien Exit Term Sheet (as defined below) and the Second Lien Exit Term Sheet (as defined below) and the other restructuring documents attached to the RSA.

Pursuant to the terms of the RSA and the Restructuring Term Sheet, the Consenting Stakeholders and other interest holders will receive treatment under the Plan summarized as follows:

•

holders of claims under the Second Amended and Restated Credit Agreement, dated as of January 26, 2015, among Parker, Bank of America, N.A., Wells Fargo Bank, National Association, Barclays Bank PLC and the other lenders and L/C issuers from time to time party thereto will receive payment in full in cash as set forth in the Plan, and the facility shall be terminated in connection with the filing and entry into the DIP Facility;

•	holders of claims arising from non-funded debt general unsecured obligations will receive payment in full in cash as set forth in the Plan;

•

the 2020 Note Holders will receive their pro rata share of: (a) 34.3431% of the common stock (the “New Common Stock”) of Parker, as reorganized pursuant to and under the Plan (“Reorganized Parker”), subject to dilution; (b) $92,571,429 of a new second lien term loan of Reorganized Parker (the “New Second Lien Term Loan”); (c) 38.4615% of the rights (the “Noteholder Subscription Rights”) to be distributed to the 2020 Note Holders and the 2022 Note Holders to purchase 63.1579% of the New Common Stock pursuant to the terms of the Rights Offering (as defined in the RSA); and (d) cash sufficient to satisfy certain expenses owed to the Trustee (the “Trustee Expenses”), to the extent not otherwise paid by the Company;

•

the 2022 Note Holders will receive their pro rata share of: (a) 62.9069% of the New Common Stock of Reorganized Parker, subject to dilution; (b) $117,428,571 of the New Second Lien Term Loan; (c) 61.5385% of the Noteholder Subscription Rights; and (d) cash sufficient to satisfy the Trustee Expenses, to the extent not otherwise paid by the Company;

•

the Preferred Holders will receive their pro rata share of: (a) 1.1% of the New Common Stock, subject to dilution; (b) the right to purchase 14.7368% of the New Common Stock pursuant to the terms of the Rights Offering; and (c) 40.0% of the warrants to acquire an aggregate of 13.5% of the New Common Stock (the “New Warrants”); and

•

if the class of Common Holders votes to accept the Plan, the Common Holders will receive their Pro Rata share of: (a) 1.65% of the New Common Stock, subject to dilution; (b) the right to purchase 22.1053% of the New Common Stock pursuant to the terms of the Rights Offering; and (c) 60.0% of the New Warrants. If the class of Common Holders votes to reject the Plan, the Common Holders will not receive any value on account of the Plan.

The RSA contains certain covenants on the part of each of the Company and the Consenting Stakeholders, including limitations on the parties’ ability to pursue alternative transactions, commitments by the Consenting Stakeholders to vote in favor of the Plan and commitments of the Company and the Consenting Stakeholders to negotiate in good faith to finalize the documents and agreements governing the Plan. The RSA also provides for certain conditions to the obligations of the parties and for termination upon the occurrence of certain events, including without limitation, the failure to achieve certain milestones and certain breaches by the parties under the RSA.

Although the Company intends to pursue the restructuring in accordance with the terms set forth in the RSA, there can be no assurance that the Company will be successful in completing a restructuring or any other similar transaction on the terms set forth in the RSA, on different terms or at all.

Debtor-in-Possession Financing

In connection with the Chapter 11 Cases, Bank of America, N.A. (“Bank of America”), Deutsche Bank AG New York Branch (“DB”) and/or their affiliates have agreed to provide the Company with a superpriority and priming asset-based debtor-in-possession credit facility (the “DIP Facility”) on the terms set forth in the Debtor-In-Possession Financing Term Sheet attached to the RSA (the “DIP Term Sheet”). The DIP Term Sheet provides that, among other things, the DIP Facility shall be comprised of an asset-based revolving loan in an aggregate principal amount of $50.0 million (the “DIP Loans”), subject to availability under the Company’s borrowing base thereunder, and a standby letter of credit facility in the amount of $20.0 million.

The DIP Facility is subject to approval by the Bankruptcy Court, which has not been obtained at this time. The foregoing description of the DIP Term Sheet does not purport to be complete and is qualified in its entirety by reference to the final, executed documents memorializing the DIP Facility, as approved by the Bankruptcy Court.

Exit Financing

In connection with the Chapter 11 Cases, (i) Bank of America, DB and/or their affiliates have agreed to provide, on a committed basis, the Company with an exit financing asset-based revolving loan facility on the terms set forth in the Senior Secured Asset-Based Revolving Facility Summary of Terms and Conditions attached to the RSA (the “First Lien Exit Term Sheet”) and (ii) certain Consenting Parties and/or their affiliates have agreed to provide, on a committed basis, the Company with a new second lien term loan facility on the terms set forth in the New Second Lien Loan Term Sheet attached to the RSA (the “Second Lien Exit Term Sheet”). The First Lien Exit Term Sheet provides for, among other things, an asset-based revolving credit facility in an aggregate principal amount of $50.0 million, which amount may be increased to an aggregate principal amount of $100.0 million (the “First Lien Exit Facility”). A portion of the First Lien Exit Facility in the amount of $30.0 million (the “L/C Facility”) will provide for the issuance of standby and commercial letters of credit. Letters of credit outstanding under the DIP Facility may be rolled over and deemed outstanding under the L/C Facility. The Second Lien Exit Term Sheet provides for, among other things, a second lien term loan facility in an aggregate principal amount of $210.0 million (the “Second Lien Exit Facility”).

The First Lien Exit Facility and the Second Lien Exit Facility are subject to customary closing conditions and approval by the Bankruptcy Court, which has not been obtained at this time. The foregoing descriptions of the First Lien Exit Term Sheet and the Second Lien Exit Term Sheet do not purport to be complete, and the First Lien Exit Term Sheet is qualified in its entirety by reference to the final, executed commitment letter and fee letter, as approved by the Bankruptcy Court.

Backstop Commitment Agreement

On December 12, 2018, Parker entered into a Backstop Commitment Agreement (the “Backstop Commitment Agreement”) with the other parties thereto (the “Commitment Parties”), pursuant to which the Commitment Parties have agreed to backstop the Rights Offering. In accordance with the Plan and certain Rights Offering procedures to be filed as part of the Plan, Parker will grant the 2020 Note Holders, the 2022 Note Holders, the Preferred Holders, and, assuming they accept the Plan, the Common Holders, including the Commitment Parties, the right to purchase shares of New Common Stock (the “Rights Offering Shares”) upon the closing of the transactions contemplated by the Backstop Commitment Agreement for an aggregate purchase price of $95.0 million. Under the Backstop Commitment Agreement, the Commitment Parties have agreed to purchase any Rights Offering Shares that are not duly subscribed for pursuant to the Rights Offering at the Per Share Purchase Price (as defined in the Backstop Commitment Agreement).

Under the Backstop Commitment Agreement, Parker has paid the Commitment Parties a cash put option premium of $7,600,000.00 (the “Put Option Cash Premium”) and an advance for estimated professional fees of the Commitment Parties. If the closing of the Backstop Commitment Agreement occurs, the Put Option Cash Premium will be remitted to Parker in exchange for 3.3539% of New Common Stock (the “Put Option Equity Premium”). In certain circumstances where the Backstop Commitment Agreement has been terminated or the transactions contemplated thereby are not consummated, the Commitment Parties will be entitled to keep the Put Option Cash Premium. The Put Option Cash Premium has been paid, and the Put Option Equity Premium shall be issued, in each case, to the Commitment Parties pro rata based on the amount of their respective backstop commitments.

The rights to purchase New Common Stock in the Rights Offering, any shares issued upon the exercise thereof, and all shares issued to the Commitment Parties in respect of their backstop commitments pursuant to the Put Option Equity Premium will be issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to section 1145 of the Bankruptcy Code. All shares issued to the Commitment Parties pursuant to the Backstop Commitment Agreement in respect of their Backstop Commitment will be issued in reliance upon the exemption from registration under the Securities Act provided by Section 4(a)(2) thereof and/or Regulation D thereunder. As a condition to the closing of the transactions contemplated by the Backstop Commitment Agreement, Parker will enter into a registration rights agreement with the Commitment Parties desiring to be a party thereto requiring Parker to register the Commitment Parties’ securities under the Securities Act.

The Commitment Parties’ commitments to backstop the Rights Offering and the other transactions contemplated by the Backstop Commitment Agreement are conditioned upon satisfaction of all applicable conditions set forth in the Backstop Commitment Agreement. The issuances of New Common Stock pursuant to the Rights Offering and the Backstop Commitment Agreement are conditioned upon, among other things, confirmation of the Plan by the Bankruptcy Court and the Plan’s effectiveness.

The foregoing descriptions of the RSA, including the Restructuring Term Sheet, the DIP Term Sheet, the First Lien Exit Term Sheet and the Second Lien Exit Term Sheet attached thereto, and the Backstop Commitment Agreement do not purport to be complete and are qualified by reference to the full text of such agreements, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under the captions “Debtor-in-Possession Financing” and “Exit Financing” in Item 1.01 above are incorporated into this Item 2.03 by reference.

Item 2.04     Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases described above in Item 1.03 constitutes an event of default that accelerated the Company’s obligations under the following debt instruments (the “Debt Instruments”):

•

the Second Amended and Restated Credit Agreement, dated as of January 26, 2015, among Parker, Bank of America, N.A., Wells Fargo Bank, National Association, Barclays Bank PLC and the other lenders and L/C issuers from time to time party thereto (as heretofore amended);

•	the 2020 Notes; and

•	the 2022 Notes.

The Debt Instruments provide that, as a result of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the Chapter 11 Cases, and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01	Regulation FD Disclosure

Press Release

In connection with the filing of the Chapter 11 Cases, Parker issued a press release on December 12, 2018, a copy of which is attached as Exhibit 99.1 to this Form 8-K.

The information included in this Form 8-K under Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”).

Item 8.01	Other Events.

Parker cautions that trading in Parker’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for Parker’s securities may bear little or no relationship to the actual recovery, if any, by holders of Parker’s securities in the Chapter 11 Cases. Parker expects that its equity holders could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

Forward-Looking Statements

This Current Report on Form 8-K contains certain statements that may be deemed to be “forward-looking statements” within the meaning of the Securities Act and the Exchange Act. All statements in this Current Report on Form 8-K other than statements of historical facts addressing activities, events or developments Parker expects, projects, believes, or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by Parker based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Although Parker believes its expectations stated in this Current Report on Form 8-K are based on reasonable assumptions, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Parker, that could cause actual results to differ materially from those implied or expressed by the forward-looking statements. These statements include, but are not limited to, statements about anticipated future financial or operational results, Parker’s financial position, and similar matters. These statements are based on certain assumptions made by Parker based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. These include risks relating to changes in worldwide economic and business conditions, fluctuations in oil and natural gas prices, compliance with existing laws and changes in laws or government regulations, the failure to realize the benefits of, and other risks relating to, acquisitions, the risk of cost overruns, our ability to refinance our debt and other important factors, many of which could adversely affect market conditions, demand for our services, and costs, and all or any one of which could cause actual results to differ materially from those projected. For more information, see “Risk Factors” in Parker’s Annual Report filed on Form 10-K with the Securities and Exchange Commission and other public filings and press releases. Each forward-looking statement speaks only as of the date of this Current Report on Form 8-K and Parker undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following is a list of exhibits filed as part of this Form 8-K:

Exhibit No.	Description of Document

10.1	Restructuring Support Agreement, dated December 12, 2018

10.2	Backstop Commitment Agreement, dated December 12, 2018

99.1	Press Release, dated December 12, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2018	PARKER DRILLING COMPANY

	By:	/s/ Jennifer F. Simons
Jennifer F. Simons
Vice President, General Counsel and Secretary